UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2009
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51405	71-6013989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8500 Freeport Parkway South, Suite 600		75063-2547
Irving, TX		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Signatures
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 14, 2009, the Board of Directors of the Federal Home Loan Bank of Dallas (“Bank”) approved an amendment to the Bank’s Special Non-Qualified Deferred Compensation Plan (“SERP”). The amendment is retroactively effective as of January 1, 2009.
The Bank’s SERP was established primarily to provide supplemental retirement benefits to the Bank’s executive officers. The SERP is a nonqualified defined contribution plan and, as such, it does not provide for a specified retirement benefit. Each participant’s benefit under the SERP consists of contributions the Bank makes on his or her behalf, plus an allocation of the investment gains or losses on the assets used to fund the plan. Contributions to the SERP are determined solely at the discretion of the Bank’s Board of Directors and are based upon the Bank’s desire to provide a reasonable level of supplemental retirement income to the Bank’s most senior executives.
The Bank’s SERP is divided into three groups (Group 1, Group 2 and Group 3) based upon differences in participation, vesting characteristics and responsibility for investment decisions. The recent amendment to the SERP revises the basis for the vesting of benefits under the SERP for participants in Group 1. As a result of the amendment, Group 1 benefits vest on the date on which the sum of the participant’s age and years of service with the Bank is at least 70. Prior to the amendment, a participant’s Group 1 benefits vested when the participant reached age 62. The SERP, as amended and restated, continues to provide for accelerated vesting in the event of a participant’s death or disability and continues to provide for the payment of benefits at retirement (if on or after reaching age 62) or upon a separation of service due to death or disability.
Each person who was a named executive officer in the Bank’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on March 27, 2009, participates in Group 1 of the SERP. Based on his or her age and years of service with the Bank on January 1, 2009, Terry Smith, Paul Joiner and Nancy Parker are each fully vested in his or her Group 1 benefits as a result of this amendment.
The amended and restated SERP is filed as Exhibit 10.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.

Exhibits
10.1	Form of Special Non-Qualified Deferred Compensation Plan, as amended and restated effective January 1, 2009 and approved by the Bank’s Board of Directors on May 14, 2009.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: May 20, 2009	By:	/s/ Tom Lewis
Tom Lewis Senior Vice President and Chief Accounting Officer